                                                                  EXHIBIT 4.1(A)

    THIS DOCUMENT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO
                          RULE 24B-2 OF THE COMMISSION

                            AMENDMENT AGREEMENT NO. 1
                               TO CREDIT AGREEMENT


         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 12th day of January, 2001, by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated January 31, 2000 (the "Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into the Agreement pursuant to which the Lenders have agreed to make loans to the Borrower in the aggregate principal amount of up to $140,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that the Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower is not in compliance with certain of the covenants contained in the Agreement and as a result Events of Default exist under the Agreement; and

         WHEREAS, the Borrower has requested that the Lenders waive the existing Events of Default and further amend the Agreement in the manner described herein; and

         WHEREAS, the Lenders are willing to further amend the Agreement subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Amendment. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of December 31, 2000, as follows:

                  (a) Section 1.01 is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

                           "Amendment No. 1" means Amendment Agreement No. 1 to
                  Credit Agreement which Amendment No. 1 is dated January 12, 2001;

                  (b) The definition of "Applicable Margin" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Applicable Margin' means for each of the periods
                  set forth below that percent per annum set forth opposite each such period:


                                                                          Applicable
                                       Period                               Margin
                      ----------------------------------------            ----------
                      Date of Amendment No. 1 through
                      March 31, 2001                                        1.75%

                      April 1, 2001 through June 30, 2001                   2.00%

                      July 1, 2001 through September 30, 2001               2.50%

                      October 1, 2001 through January 15, 2002              3.00%"

                  (c) The definition of "Borrowing Base" in Section 1.1 is hereby amended by (i) deleting the period at the end and inserting in lieu of such period a semi-colon; and (ii) adding the following proviso immediately following the semi-colon:

                  "provided, however, that the maximum amount of Eligible Inventory that may be included in the Borrowing Base shall be $45,000,000."

                  (d)      The definition of "Consolidated EBITDA" in Section
         1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Consolidated EBITDA' means, with respect to the
                  Borrower and its Subsidiaries for any fiscal quarter period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus any losses or minus any gains [*], (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, (v) depreciation, (vi) amendment fees payable to Lenders when and to the extent actually paid and other actual cash expenses paid in each case in connection with Amendment No. 1 the aggregate of such fees and expenses not to exceed $[*], all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis."

                  (e)      The definition of "Stated Termination Date" in
         Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Stated Termination Date' means January 15, 2002."

[*] Confidential portion has been omitted and filed separately with the Commission.


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

                  (f)      The definition of "Term Loan Maturity Date" in
         Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Term Loan Maturity Date' means January 15, 2002."

                  (g) The definition of "Total Revolving Credit Commitment" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Total Revolving Credit Commitment' means (i) for
                  the period from the date of Amendment No. 1 through September 30, 2001 $50,000,000, (ii) for the period October 1, 2001 through December 30, 2001 $45,000,000, and (iii) from and after December 31, 2001 $40,000,000, subject to further reduction from time to time in accordance with Section 2.2(e)."

                  (h) Notwithstanding any provision in the Agreement to the contrary, from and after the date of Amendment No. 1 the Borrower shall only be entitled to request Advances which bear interest at the Base Rate and the Borrower shall no longer be entitled to convert Loans pursuant to Section 4.2 to Eurodollar Rate Loans. On the effective date of Amendment No. 1 all Eurodollar Rate Loans shall be converted to Base Rate Loans. The Agreement is hereby amended to eliminate the Borrower's option to elect Eurodollar Rate Loans.

                  (i) Section 9.1 is hereby amended by (i) deleting the word "and" appearing at the end of clause (d), (ii) deleting the period appearing at the end of clause (g) and inserting in lieu thereof a semi-colon, and (iii) adding new clauses (i) and (j) thereto which clauses shall read as follows:

                           "(i)     as soon as practical and in any event not
                  later than Wednesday of each week during the period from the date of Amendment No. 1 through March 31, 2001 and thereafter not later than Wednesday of every second week, deliver to the Agent and the Lenders, a weekly (prior to April 1, 2001) and bi-weekly (after March 31, 2001) cash flow report and budget in form acceptable to the Agent; and

                           (j) no less frequently than once every two weeks following the date of Amendment No. 1 advise the Agent and Lenders by written updates of the status of its efforts to obtain financing to replace the Revolving Credit Facility and Term Loan Facility."

                  (j) Section 10.1 is hereby amended by deleting Section 10.1(b), Section 10.1(c) and Section 10.1(d) therefrom and by adding a new Section 10.1(b) thereto reading as following:

                           "(b)     Consolidated EBITDA. Permit Consolidated
         EBITDA for the periods set forth below to be less than that amount set forth opposite each such period:


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

                                            Period                     Amount
                           --------------------------------------      ------
                           2nd fiscal quarter of Fiscal Year 2001      $[*]
                           3rd fiscal quarter of Fiscal Year 2001      ${*]
                           4th fiscal quarter of Fiscal Year 2001      $[*]"

                  (k) Section 10.2 is hereby amended in its entirety so that as amended it shall read as follows:

                           "10.2    Acquisitions. Enter into any agreement,
                  contract, binding commitment or other arrangement providing for any Acquisition."

                  (l) Section 10.3 is hereby amended in its entirety so that as amended it shall read as follows:

                           "10.3    Capital Expenditures. Make or become
                  committed to make Capital Expenditures which exceed in the aggregate for the Fiscal Year 2001 $4,500,000."

                  (m) Section 10.7 is hereby amended by (i) inserting the word "and" at the end of clause (e), (ii) deleting the semi-colon and the word "and" at the end of clause (f) and inserting in lieu thereof a period, and (iii) deleting clause (g) in its entirety.

                  (n) Section 10.9 is hereby amended in its entirety so that as amended it shall read as follows:

                           "10.9    Restricted Payments. Make any Restricted
                  Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing."

         3. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and (ii) confirming its guarantee of payment of all the Obligations.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) Except for financial covenant violations herein waived, the representations and warranties made by Borrower in Article VIII of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to Section 9.1;

                  (b) Except for the financial covenant violations herein waived, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower

[*] Confidential portion has been omitted and filed separately with the Commission.


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

received by each Lender under Section 9.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) After giving effect to this Amendment Agreement (including the waivers by the Lenders set forth herein), no event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. Waiver. Each Lender party hereto by its execution of this Amendment Agreement waives for the period beginning September 30, 2000 through the effective date of this Amendment Agreement the Event of Default arising by reason of the Borrower's failure to comply with Section 10.1(b) and Section 10.1(c) of the Agreement.

         6. Amendment Fee. The Borrower agrees to pay to the Agent for the benefit of the Lenders which join in the execution of this Amendment Agreement an amendment fee (the "Amendment Fee") in the amount of $[*], payable as follows: (i) $[*] on the date of this Amendment Agreement; (ii) $[*] on April 2, 2001; (iii) $[*] on July 2, 2001 and (iv) $[*] on September 1, 2001, which Amendment Fee shall be fully earned at the date of this Amendment Agreement. In the event all of the Obligations have been paid in full by April 2, 2001 and the Facility Termination Date shall have occurred, the April 2, 2001, July 2, 2001 and September 1, 2001 payments will be waived. In the event all Obligations have been paid in full by July 2, 2001 and the Facility Termination Date shall have occurred, the July 2, 2001 and September 1, 2001 payments will be waived. In the event all Obligations have been paid in full by September 1, 2001 and the Facility Termination Date shall have occurred, the September 1, 2001 payment will be waived.

         7. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering or causing to be delivered to the Agent the following:

                  (i) five (5) counterparts of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries;

                  (ii) copy of resolutions adopted by the Board of Directors of the Borrower and each Guarantor approving this Amendment Agreement and authorizing its execution certified by the Secretary or Assistant Secretary to be a true and correct copy duly

[*] Confidential portion has been omitted and filed separately with the Commission.

         adopted;

                  (iii) that portion of the Amendment Fee described in paragraph 6(i) above; and

                  (iv) all other fees and expenses due in connection with this Amendment Agreement.

         8. Acknowledgment; Release. The Borrower and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Agreement and any other Loan Documents which evidence, guaranty or secure the Obligations. The Borrower and the Guarantors hereby release and forever discharge the Agent, the Lenders and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         9. Costs and Expenses. The Borrower agrees to pay all costs and expenses associated with the preparation, due diligence, administration and enforcement of all documentation executed in connection with the Amendment Agreement, including without limitation, the legal fees and out-of-pocket expenses of counsel to the Agent. The Borrower also agrees to pay the expenses of the Agent and the Lenders in connection with Collateral review, field audits and retention of consultants.

         10. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         11. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                     BORROWER:

                                     INSTEEL INDUSTRIES, INC.
WITNESS:

/s/ H.O. Woltz III
-------------------------------      By: /s/ Michael C. Gazmarian
Print Name: H.O. Woltz III           ------------------------------------
           --------------------      Name:  Michael C. Gazmarian
                                     Title: CFO and Treasurer
/s/ Gary D. Kniskern
-------------------------------
Print Name: Gary D. Kniskern
           --------------------


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

                                         GUARANTORS:

                                         INSTEEL WIRE PRODUCTS COMPANY
                                         INTERCONTINENTAL METALS CORPORATION
                                         FLORIDA WIRE AND CABLE, INC.

WITNESS:


/s/ H.O. Woltz III
-------------------------------      By: /s/ Michael C. Gazmarian
Print Name: H.O. Woltz III           ------------------------------------
           --------------------      Name:  Michael C. Gazmarian
                                     Title: CFO and Treasurer
/s/ Gary D. Kniskern
-------------------------------
Print Name: Gary D. Kniskern
           --------------------

                                         BANK OF AMERICA, N.A., as Agent for the
                                         Lenders


                                         By: /s/ Michael J. Fey
                                            ------------------------------------
                                         Name:  Michael J. Fey
                                         Title: Vice President



                                         BANK OF AMERICA, N.A., as a Lender


                                         By: /s/ Michael J. Fey
                                            ------------------------------------
                                         Name:  Michael J. Fey
                                         Title: Vice President

                                         BRANCH BANKING AND TRUST COMPANY



                                         By: /S/ Steven G. Bullard
                                            ------------------------------------
                                         Name:   Steven G. Bullard
                                              ----------------------------------
                                         Title:  Senior Vice President
                                               ---------------------------------

                                          FIRST UNION NATIONAL BANK



                                         By: /S/ Nancy S. Jones
                                            ------------------------------------
                                         Name:   Nancy S. Jones
                                              ----------------------------------
                                         Title:  Vice President
                                               ---------------------------------

                                         NATIONAL BANK OF CANADA



                                         By: /s/ Alex M. Council IV
                                            ------------------------------------
                                         Name: Alex M. Council IV
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------


                                         By: /s/ Bill Handley
                                            ------------------------------------
                                         Name: Bill Handley
                                              ----------------------------------
                                         Title: Vice President & Manager
                                               ---------------------------------